                                                    EXHIBIT 21


Subsidiaries of The St. Paul Companies, Inc.                 State or
-------------------------------------------                    Other
                                                          Jurisdiction of
Name                                                       Incorporation
----                                                      ---------------
 (1) St. Paul Fire and Marine Insurance Company                 Minnesota
    Subsidiaries:
      (i) St. Paul Mercury Insurance Co.                        Minnesota
     (ii) St. Paul Guardian Insurance Co.                       Minnesota
    (iii) The St. Paul Insurance Co.                                Texas
     (iv) The St. Paul Insurance Co. of Illinois                 Illinois
      (v) St. Paul Fire and Casualty Insurance Co.              Wisconsin
     (vi) St. Paul Property and Casualty Insurance Co.           Nebraska
    (vii) St. Paul Lloyds Holdings, Inc.                            Texas
   (viii) St. Paul Management Services, Inc.                    Minnesota
     (ix) Seaboard Surety Company                                New York
          Subsidiary:
          (a) Northern Indemnity, Inc.                             Canada
      (x) St. Paul Insurance Co. of North Dakota             North Dakota
     (xi) St. Paul Specialty Underwriting, Inc.                  Delaware
          Subsidiaries:
          (a) St. Paul Surplus Lines Insurance Co.               Delaware
          (b) Athena Assurance Co.                              Minnesota
          (c) St. Paul Medical Liability Insurance Co.          Minnesota
          (d) Octagon Risk Services, Inc.                       Minnesota
    (xii) Northbrook Holdings, Inc.                              Delaware
          Subsidiaries:
          (a) Discover Property & Casualty Insurance Co.         Illinois
          (b) Northbrook Property and Casualty
                 Insurance Co.                                   Illinois
   (xiii) St. Paul Venture Capital IV, L.L.C.                    Delaware
    (xiv) St. Paul Venture Capital V, L.L.C.                     Delaware
     (xv) St. Paul Properties, Inc.                              Delaware
          Subsidiaries:
          (a) St. Paul Interchange, Inc.                        Minnesota
          (b) 350 Market Street, Inc.                           Minnesota
    (xvi) United States Fidelity and Guaranty Co.                Maryland
          Subsidiaries:
          (a) Fidelity and Guaranty Insurance
                 Underwriters, Inc.                             Wisconsin
          (b) Fidelity and Guaranty Insurance Co.                    Iowa
          (c) USF&G Insurance Company of Mississippi          Mississippi
          (d) Discover Specialty Insurance Company               Illinois
          (e) USF&G Specialty Insurance Co.                      Maryland
          (f) USF&G Business Insurance Co.                       Maryland
          (g) USF&G Family Insurance Co.                         Maryland
          (h) GeoVera Insurance Co.                              Maryland
          (i) Charter House Underwriters, Inc.                   Maryland

          (j) Afianzadora Insurgentes, S.A. De C.V.                Mexico
          (k) F&G Specialty Insurance Services, Inc.           California
          (l) Discover Re Managers, Inc.                         Delaware
            Subsidiaries:
              (i) Discovery Reinsurance Co.                       Indiana
              (ii) Discovery Managers, Ltd.                       Indiana
   (xvii) American Continental Insurance Company                 Missouri
          Subsidiary:
          (a) American Continental Life Insurance Company        Missouri
  (xviii) Unionamerica Holdings plc                        United Kingdom
   (xviv) Fidelity and Guaranty Life Insurance Co.               Maryland
          Subsidiary:
          (a) Thomas Jefferson Life Insurance Co.                New York

(2) The John Nuveen Company*                                     Delaware
    Subsidiaries:
      (i) Nuveen Investments                                     Delaware
          Subsidiaries:
          (a) Nuveen Advisory Corp.                              Delaware
          (b) Nuveen Institutional Advisory Corp.                Delaware
     (ii) Nuveen Asset Management, Inc.                          Delaware
    (iii) Rittenhouse Financial Services, Inc.                   Delaware
     (iv) Nuveen Senior Loan Asset Management, Inc.              Delaware

(3) St. Paul Re, Inc.                                            New York

(4) Camperdown Corporation                                       Delaware

(5) St. Paul Venture Capital, Inc.                               Delaware

(6) St. Paul London Properties, Inc.                            Minnesota

(7) St. Paul London Investments, Inc.                           Minnesota

(8) St. Paul Multinational Holdings, Inc.                        Delaware
    Subsidiaries:
      (i) St. Paul Insurance Company (S.A.) Limited          South Africa
     (ii) Seguros St. Paul de Mexico, S.A. de C.V.                 Mexico
    (iii) Botswana Insurance Company Limited                     Botswana
     (iv) St. Paul Argentina Compania De Seguros S.A.           Argentina
      (v) SPC Insurance Agency, Inc.                            Minnesota

(9) St. Paul Bermuda Holdings, Inc.                              Delaware
    Subsidiaries:
      (i) St. Paul (Bermuda), Ltd.                                Bermuda
     (ii) St. Paul Re (Bermuda), Ltd.                             Bermuda
    (iii) Captiva, Ltd.                                           Bermuda

(10)St. Paul Holdings Limited                              United Kingdom
    Subsidiaries:
      (i) St. Paul Reinsurance Company
           Limited                                         United Kingdom
     (ii) St. Paul International Insurance
           Company Limited                                 United Kingdom
    (iii) St. Paul Insurance Espana Seguros
           Y Reaseguros, S.A.                                       Spain
     (iv) New World Insurance Company Ltd.                       Guernsey
      (v) Lesotho National Insurance
            Holdings Limited                                      Lesotho
     (vi)  St. Paul Syndicate Holdings, Ltd.               United Kingdom
            Subsidiary:
              (i) F&G Overseas, Ltd.                       Cayman Islands

(11)      Camperdown UK Limited                            United Kingdom

(12)      USF&G Financial Services Corporation                   Maryland

(13)      Mountain Ridge Insurance Co.                            Vermont

(14)      St. Paul Aviation Inc.                                Minnesota

*The John Nuveen Company is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 65% interest, and Fire and Marine, which holds a 13% interest. The remaining 22% is publicly held.